As filed with Securities and Exchange Commission on October 11, 1994
     Registration No. 33-
______________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
AMVESTORS FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

     KANSAS    48-1021516
     (State or other jurisdiction of    (I.R.S. Employer
     incorporation or organization)     Identification Number)

     415 Southwest Eighth Avenue
     Topeka, Kansas                                 66603
     (Address of principal executive offices)     (Zip Code)
_______________

AMVESTORS FINANCIAL CORPORATION
1994 STOCK PURCHASE PLAN FOR NON-EMPLOYEE DIRECTORS
(Full title of the plan)
_______________
RALPH W. LASTER, JR.
Chairman of the Board, Chief Executive Officer and Chief Financial Officer AmVestors Financial Corporation
415 Southwest Eighth Avenue
Topeka, Kansas 66603
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (913) 232-6945
_______________
Copy to:
     JAMES P. RANKIN, ESQ.    MICHAEL H. MILLER, ESQ.
     Foulston & Siefkin  Assistant General Counsel and Assistant
Secretary
     1515 Bank IV Tower  AmVestors Financial Corporation
     Topeka, Kansas 66603     415 Southwest Eighth Avenue
     (913) 233-3600 Topeka, Kansas 66603
          (913) 295-4401

CALCULATION OF REGISTRATION FEE
                                        Proposed Maximum    Proposed Maximum
Title to Securities   Amount to be     Offering Price      Aggregate Offering   Amount of
to be Registered      Registered       Per Share (1)       Price (1)            Registration Fee
Common Stock,         100,000 shares    $9.8125            $981,250             $338.36
no par value

(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon a price of $9.81 per share, being the average of the high and low prices per share as reported by the National Association of Securities Dealers Automated Quotations System National Market System on October 7, 1994.

AMVESTORS FINANCIAL CORPORATION
EMPLOYEES' STOCK OWNERSHIP PLAN

Item 3: Incorporation of Certain Documents by Reference.
The following documents filed by AmVestors Financial Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:
     (i) The Company's latest annual report on Form 10-K for the year ended December 31, 1993.
     (ii) The Company's quarterly report on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.
     (iii)The description of the Company's common stock contained in the Company's registration statement on Form 8-A dated September 23,
          1987 (File No. 0-15330), including any amendment filed for the purpose of updating such description.
All documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference which statement is also incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Where any document or part thereof is incorporated by reference in the registration statement, the Company will provide without charge to each person to whom a prospectus with respect to the Company's 1994 Stock Purchase Plan for Non-Employee Directors is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the registration statement, excluding exhibits unless such exhibits are specifically incorporated by reference.
Item 4: Description of Securities.
No information is required in response to this Item because the Company's common stock, no par value, has been registered under section 12 of the Securities Exchange Act of 1934.
Item 5: Interest of Named Experts and Counsel.
The validity of the shares of common stock offered pursuant to the Company's 1994 Stock Purchase Plan for Non-Employee Directors is being passed upon for the Company by Foulston & Siefkin, Topeka, Kansas.
Item 6: Indemnification of Directors and Officers.
Section 17-6305 of the General Corporation Code of the State of Kansas permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. The Company's by-laws provide for indemnification of officers and directors to the extent permitted by
Section 17-6305.
Pursuant to a policy of directors' and officers' liability insurance, the Company's directors and officers are insured, subject to certain limits, exceptions and other terms and conditions of such policy, against loss arising from certain claims made against them by reason of their serving as directors and officers of the Company.
Item 7: Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following exhibits are filed herewith or incorporated herein by reference:
     5    Opinion of Foulston & Siefkin as to the legality of the securities to be issued.
     23.1 Consent of Deloitte & Touche LLP.
     23.2 Consent of Foulston & Siefkin (set forth in Exhibit 5 hereto).
     24   Power of Attorney (set forth on signature page hereto).
Item 9. Undertakings.
       (a)     The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:
                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on October 11, 1994.


     AMVESTORS FINANCIAL CORPORATION

     By: /s/ Ralph W. Laster, Jr.
          _____________________________________
          Ralph W. Laster, Jr.
          Chairman of the Board, Chief Executive Officer
          and Chief Financial Officer



POWER OF ATTORNEY

We, the undersigned officers and directors of AmVestors Financial Corporation hereby severally and individually constitute and appoint Ralph W. Laster, Jr. and Mark V. Heitz, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                          Title                              Date
/s/ Ralph W. Laster, Jr.                                                October 11, 1994
Ralph W. Laster, Jr.               Chairman of the Board,
                                   Chief Executive Officer,
                                   Chief Financial Officer and Director
                                   (Principal Executive Officer,
                                   Principal Accounting Officer and
                                   Principal Financial Officer)

/s/ Mark V. Heitz                  President, General Counsel           October 11, 1994
Mark V. Heitz                      and Director

/s/ Janis L. Andersen               Director                            October 11, 1994
Janis L. Andersen

/s/ Robert G. Billings              Director                            October 11, 1994
Robert G. Billings

/s/ Jack H. Brier                   Director                            October 11, 1994
Jack H. Brier

/s/ R. Rex Lee, M.D.                Director                            October 11, 1994
R. Rex Lee, M.D.

/s/ Robert R. Lee, II               Director                            October 11, 1994
Robert R. Lee, II

/s/ Robert T. McElroy, M.D.         Director                            October 11, 1994
Robert T. McElroy, M.D.

/s/ James V. O'Donnell              Director                            October 11, 1994
James V. O'Donnell


EXHIBIT INDEX
Exhibit No.                                                        Page
5      Opinion of Foulston & Siefkin as to the legality of the
       securities to be issued.                                      7
23.1   Consent of Deloitte & Touche LLP.                             8
23.2   Consent of Foulston & Siefkin (set forth in Exhibit 5
       hereto).                                                      7
24.2   Power of Attorney (set forth on signature page hereto).

6